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                                                                   EXHIBIT 3.3

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     TSI TELECOMMUNICATION HOLDINGS, INC.



                                   ARTICLE ONE

            The name of the corporation is TSI Telecommunication Holdings, Inc.

                                   ARTICLE TWO

                  The address of the corporation's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE THREE

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                          Part A. AUTHORIZED SHARES.

                  The total number of shares of capital stock which the Corporation has authority to issue is 101,300,000 shares, consisting of:

                  (1) 300,000 shares of Class A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "CLASS A PREFERRED");

                  (2) 100,000,000 shares of Class A Common Stock, par value $0.001 per share (the "CLASS A COMMON"); and

(3) 1,000,000 shares of Class B Common Stock, par value $0.001 per share (the "CLASS B COMMON").

         The shares of Class A Preferred and Class A Common and the Class B Common shall have the rights, preferences and limitations set forth below.

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    Part B. POWERS, PREFERENCES AND SPECIAL RIGHTS OF THE CLASS A PREFERRED.

         Section 1. DIVIDENDS.

                  (a) GENERAL OBLIGATION. When and as declared by the Board and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of Class A Preferred as provided in this SECTION 1. Dividends on each share of Class A Preferred shall accrue on a daily basis at the rate of (1) 15.0% per annum from the date of the issuance of such share of Class A Preferred until the first anniversary thereof and (2) 10% per annum thereafter, on the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such share to and including the first to occur of (i) the date on which the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Class A Preferred shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

                  (b) DIVIDEND REFERENCE DATES. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 2002 (the "DIVIDEND REFERENCE DATES"), all dividends which have accrued on each share of Class A Preferred outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share until paid to the holder thereof.

                  (c) DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares held by each such holder.

         Section 2. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all shares of Class A Preferred held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Class A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this SECTION 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class A Preferred held by each such holder. Not less than 60 days prior to the payment date stated


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therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Class A Preferred and each share of Common Stock in connection with such liquidation, dissolution or winding up.

         Section 3. CONVERSION.

                  (a) OPTIONAL RIGHT TO CONVERT. Each share of Class A Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, into shares of fully paid and nonassessable shares of Common Stock upon closing of the initial Public Offering of Common Stock. The number of shares of Common Stock into which each share of Class A Preferred shall be convertible shall be determined by dividing the Liquidation Value (plus all accrued and unpaid dividends) of each share of Class A Preferred by the price per share of Common Stock at which such shares are offered to the public in the initial Public Offering.

                  (b) MECHANICS OF CONVERSION. The Corporation shall give each holder of shares of Class A Preferred written notice of the Corporation's initial Public Offering no later than 45 days prior to the anticipated closing thereof. Each holder of shares of Class A Preferred who wishes to convert any or all of such shares pursuant to SECTION 3(a) above shall give the Corporation a written notice no later than 15 days after receipt of the Corporation's notice, which notice shall state that the holder elects to convert all or a specified number of such shares of Class A Preferred, and include the holder's name or the names of such holder's nominees in which he, she or it wishes the certificate or certificates for Common Stock to be issued. If the initial Public Offering does not close within 120 days of the anticipated closing date set forth in the Corporation's first notice, each election to convert shares of Class A Preferred shall be automatically revoked without any further action by the holder of such shares or the Corporation. Upon closing of the initial Public Offering, each share of Class A Preferred to be converted shall immediately convert into the right to receive the number of shares of Common Stock as set forth in SECTION 3(a) above. After the closing of the initial Public Offering, no Class A Preferred so converted shall be deemed to be outstanding or to have any rights other than those set forth above in this SECTION 3(b). Any conversion of shares of Class A Preferred into shares of Common Stock shall be deemed to have been made immediately prior to the closing of the initial Public Offering, and the person entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder of such Common Stock on such date. No fractional shares of Common Stock shall be issued upon conversion of the Class A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the price per share of Common Stock offered in the initial Public Offering. After the closing of the initial Public Offering, any holder of certificates representing converted shares of Class A Preferred may surrender to the Corporation at the office of the Corporation or of any transfer agent for the Class A Preferred, the certificate or certificates representing such Class A Preferred. The Corporation shall, as soon as practicable thereafter (but in no event more than 3 business days thereafter), issue and deliver at such office to such holder, or to the holder's nominee or nominees, a certificate or certificates representing the number of shares of Common Stock to which the holder shall be entitled as set forth in SECTION 3(a) above, together with cash in lieu of any fraction of a share and, if less than the full number of shares of Class A Preferred evidenced by such surrendered certificate or certificates


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are being converted, a new certificate or certificates, of like tenor, for the number of shares of Class A Preferred evidenced by such surrendered certificate less the number of such shares being converted.

         Section 4. PRIORITY OF CLASS A PREFERRED ON DIVIDENDS AND REDEMPTIONS. So long as any Class A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Class A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; PROVIDED THAT the Corporation may repurchase shares of Common Stock or Class A Preferred from present or former employees of the Corporation and its Subsidiaries in accordance with the provisions of the agreements entered into with such employees approved by the Board.

         Section 5. REDEMPTIONS.

                  (a) OPTIONAL REDEMPTIONS. The Corporation may at any time and from time to time redeem all or any portion of the shares of Class A Preferred then outstanding. Upon any such redemption, the Corporation shall pay a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). No redemption pursuant to this paragraph may be made for less than 1,000 shares (or such lesser number of shares then outstanding).

                  (b) REDEMPTION AFTER PUBLIC OFFERING. The Corporation shall, at the request (by written notice given to the Corporation) of the holders of a majority of the Class A Preferred, apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters' commissions and other reasonable expenses to redeem shares of Class A Preferred at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Such redemption shall take place on a date fixed by the Corporation, which date shall be not more than 5 days after the Corporation's receipt of such proceeds. Notwithstanding anything in the contrary herein, the redemption specified in this SECTION 5(b) shall be subject to the applicable restrictions contained in the Corporation's and its Subsidiaries' debt financing agreements. If any such restrictions prohibit the redemption contemplated by this SECTION 5(b), then such redemption shall be suspended until such time as the Corporation is permitted to make such redemption under such restrictions or such restrictions are removed.

                  (c) REDEMPTION PAYMENTS. For each share of Class A Preferred which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in immediately available funds equal to the Liquidation Value of such share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of shares of Class A Preferred on any Redemption Date are insufficient to redeem the total number of such shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of such shares pro rata among the holders of the shares to be redeemed based upon the aggregate Liquidation Value of such shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are


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legally available for the redemption of such shares of Class A Preferred, such funds shall immediately be used to redeem the balance of such shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                  (d) NOTICE OF REDEMPTION. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Class A Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of shares of Class A Preferred represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within 5 business days after surrender of the certificate representing the redeemed shares.

                  (e) DETERMINATION OF THE NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. The number of shares of Class A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares determined by multiplying the total number of shares of Class A Preferred to be redeemed times a fraction, the numerator of which shall be the total number of shares of Class A Preferred then held by such holder and the denominator of which shall be the total number of shares of Class A Preferred then outstanding.

                  (f) DIVIDENDS AFTER REDEMPTION DATE. No share of Class A Preferred shall be entitled to any dividends accruing after the date on which the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder of such share. On such date, all rights of the holder of such share shall cease, and such share shall no longer be deemed to be issued and outstanding.

                  (g) REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares of Class A Preferred which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

                  (h) OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Class A Preferred, except as expressly authorized herein.

                  (i)      SPECIAL REDEMPTIONS.

                           (A)      If a Change in Ownership has occurred or the
Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Class A Preferred, but in any event such notice shall not be given later than 5 days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Class A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Class A Preferred then outstanding may require the Corporation to redeem all or any portion of the Class A Preferred owned by such holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) 5 days prior to the consummation of the Change in Ownership (the "EXPIRATION


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DATE"). The Corporation shall give prompt written notice of any such election to all other holders of Class A Preferred within 5 days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or
(b) 10 days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Class A Preferred owned by such holder.

                  Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of shares of Class A Preferred specified therein on the later of (a) the occurrence of the Change in Ownership or (b) 5 days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Class A Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

                  The term "CHANGE IN OWNERSHIP" means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than GTCR Fund VII, L.P. and its affiliates, directly or indirectly owning more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

                           (B)      If a Fundamental Change is proposed to
occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Class A Preferred not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Class A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the shares of Class A Preferred then outstanding, may require the Corporation to redeem all or any portion of the Class A Preferred owned by such holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 10 days prior to the consummation of the Fundamental Change or (b) 10 days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Class A Preferred (but in any event within 5 days prior to the consummation of the Fundamental Change), and each such holder shall have until 2 days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Class A Preferred owned by such holder.

                  Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of shares of Class A Preferred specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Class A Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.


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                  The term "FUNDAMENTAL CHANGE" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles, consistently applied, or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A Preferred are not changed and the Class A Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board.

                           (C)      Notwithstanding anything in the contrary
herein, the redemptions specified in SECTION 5(i) required to be made by the Corporation upon a Change in Ownership or a Fundamental Change shall be subject to applicable restrictions contained in the Corporation's and its Subsidiaries' debt financing agreements. If any such restrictions prohibit any redemption contemplated by this SECTION 5(i), then such redemption right shall be suspended until such time as the Corporation is permitted to make such redemption under such restrictions or such restrictions are removed.

         Section 6. VOTING RIGHTS. Except as otherwise provided herein and as otherwise required by applicable law, the Class A Preferred shall have no voting rights; PROVIDED THAT each holder of Class A Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

         Section 7. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office a register for the registration of Class A Preferred. Upon the surrender of any certificate representing Class A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Class A Preferred as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred represented by the surrendered certificate.

         Section 8. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Class A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (PROVIDED THAT if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and


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deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and, in the case of Class A Preferred, dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         Section 9. DEFINITIONS.

                  "BOARD" means the Board of Directors of the Corporation.

                  "CHANGE IN OWNERSHIP" has the meaning set forth in SECTION 5(i)(A) hereof.

                  "COMMON STOCK" means, collectively, the Corporation's Class A Common Stock, Class B Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                  "FUNDAMENTAL CHANGE" has the meaning set forth in SECTION 5(i)(B) hereof.

                  "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Class A Preferred.

                  "LIQUIDATION VALUE" means, with respect to any share of Class A Preferred as of any particular date, $1,000.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "PUBLIC OFFERING" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

                  "REDEMPTION DATE" as to any share of Class A Preferred means the date specified in the notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption; PROVIDED THAT no such date shall be a Redemption Date unless the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other


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Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Corporation.

         Section 10. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         Section 11. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of PART B hereof without the prior written consent of the holders of a majority of the Class A Preferred outstanding at the time such action is taken.

         Part C. POWERS, PREFERENCES AND SPECIAL RIGHTS OF COMMON STOCK.

                  Except as otherwise provided in this PART C or as otherwise required by applicable law, all shares of Class A Common and Class B Common shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions, as set forth herein.

         Section 1. VOTING RIGHTS. Except as otherwise provided in this PART C or as otherwise required by applicable law, all holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and holders of the Class B Common shall have no right to vote on any matters to be voted on by the stockholders of the Corporation; PROVIDED that the holders of Class B Common shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class B Common would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Class A Common or would otherwise be treated differently from shares of Class A Common in connection with such transaction.

         Section 2. DIVIDENDS. As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Common and the holders of thew Class B Common shall be entitled to receive such dividends pro rata at the same rate per share; PROVIDED that if dividends are declared or paid in


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shares of Common Stock, the dividends payable to holders of Class A Common shall be payable in shares of Class A Common and the dividends payable to the holders of Class B Common shall be payable in shares of Class B Common. The rights of the holders of Common Stock to receive dividends are subject to the provisions of the Class A Preferred.

         Section 3. LIQUIDATION. Subject to the provisions of the Class A Preferred Stock, the holders of the Class A Common and the holders of the Class B Common shall be entitled to participate pro rata at the same rate per share of each class of Common Stock in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

         Section 4. CONVERSION.

                  4(a). CONVERSION OF CLASS B COMMON. Upon the consummation of an initial Public Offering of Common Stock and without any action on the part of any holder of any shares of Class B Common or the Corporation, each share of Class B Common, issued and outstanding immediately prior to such Public Offering shall be converted into and become the right to receive, one fully paid and nonassessable share of Class A Common.

                  4(b). CONVERSION PROCEDURE.

                  (i) The Corporation shall give each holder of shares of Class B Common written notice of the Corporation's initial Public Offering. Each holder of shares of Class B Common shall give the Corporation a written notice no later than 15 days after receipt of the Corporation's notice, which notice shall provide the names of such holder's nominees in which he, she or it wishes the certificate or certificates for Class A Common Stock to be issued. If the initial Public Offering does not close within 120 days of the anticipated closing date set forth in the Corporation's first notice, the conversion of shares of Class B Common shall be automatically revoked without any further action by the holder of such shares or the Corporation. The Corporation shall not cancel the shares of Class B Common so converted before the tenth day following such Public Offering.

                  (ii)     Upon the conversion of Class B Common pursuant to
SECTION 4(a) the rights of each holder of Class B Common shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued in connection with such conversion of Class B Common shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

                  (iii) The Corporation shall issue and deliver in accordance with the holder's instructions the certificate or certificates for the Class A Common issuable upon conversion of Class B Common.

                  (iv) The issuance of certificates for Class A Common upon conversion of Class B Common shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

                  (v) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of issuance upon the


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conversion of the Class B Common, such number of shares of Class A Common issuable upon the conversion of all outstanding Class B Common. All shares of Class A Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                  (vi) The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock. The Corporation shall assist and cooperate with any holder of Common Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Common Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  4(c).    STOCK SPLITS. If the Corporation in any manner
subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

         Section 5. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

         Section 6. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (PROVIDED THAT if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 7. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this PART C shall be effective without the prior written consent of the holders of a majority of the then outstanding shares of Common Stock voting as a single class.


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                                  ARTICLE FIVE

                  The Corporation is to have perpetual existence.

                                   ARTICLE SIX

                  In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter or repeal the bylaws of the Corporation.

                                  ARTICLE SEVEN

                  Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                                  ARTICLE EIGHT

                  To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

                  The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE TEN

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.


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